UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 26, 2017

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated July 26, 2017, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

●	Portions of the 1st paragraph relating to sales for the second quarter of 2017

●	The 2nd paragraph (consisting of a table) relating to sales for the second quarter and the first six months of 2017

●	The 3rd and 4th paragraphs relating to sales of European Operations for the second quarter of 2017

●	Portions of the 6th paragraph relating to sales of United States Operations for the second quarter of 2017

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated July 26, 2017, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

●	The last sentence of the 1st paragraph relating to the plans to issue results for the second quarter of 2017 on or about August 7, 2017

●	The 5th paragraph relating to the extension of the Paul Smith license agreement

●	Portions of the 6th paragraph relating to the anticipated product launches for U.S. operations in the second half of the year

●	The 7th paragraph relating to 2017 guidance

●	The 9th paragraph relating to forward looking information

●	The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

●	99.1 Our press release dated July 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 26, 2017
Inter Parfums, Inc.

	By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President